                                                                    EXHIBIT 10.1



                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.


                       SECURED CONVERTIBLE PROMISSORY NOTE



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED. THE COMPANY'S SUBSCRIPTION AGREEMENT WITH THE HOLDER CONTAINS ADDITIONAL PROVISIONS RESTRICTING THE TRANSFER OF THIS NOTE. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY'S OFFICE.


                                                         As of November 27, 1996


         FOR VALUE RECEIVED, DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., a Delaware corporation ("Company"), with its principal office at 200 N. Westlake Boulevard, Suite 202, Westlake Village, California 91362, promises to pay to the order of

                   ("Holder"), or registered assigns, on the earliest of (i) the 18-month anniversary of the date hereof, (ii) the date of successful consummation by the Company of a public offering of its securities, as described in Section 4.1 hereof, (iii) the date of consummation of a sale by the Company of all or substantially all of its assets or certain mergers or consolidations of the Company, as described in Section 4.2 hereof, (iv) the sale or exchange by Robert H. Gurevitch of all or substantially all of the shares of Common Stock of the Company, $.01 par value per share ("Common Stock"), owned by him, or (v) an "Offering Termination" as defined in Section 7, subject to the conversion rights of the Holder contained therein (in any such event, "Maturity Date"), the principal amount of in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest on the unpaid balance of said principal amount from time to time outstanding at the rate of ten (10%) percent per annum without compounding; provided, however, that if this Note is not paid in full on or before the Maturity Date, interest shall accrue on the outstanding principal of and, to the extent permitted by law, interest on the Note from the Maturity Date up to and including the date of payment at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum interest rate allowed under applicable law. This Note shall be paid pro rata with certain additional notes of like tenor being issued simultaneously herewith. Payments of principal and interest are to be made at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing at least five days before such payment is due.

                  This Note is issued pursuant to a subscription agreement between the Company and the Holder, as amended ("Subscription Agreement') and is secured by certain collateral more specifically described in certain Security Agreement entered into by the Company for the benefit of the Holder, among others (the "Security Agreement"), all of which is available for inspection at the Company's principal office. Reference herein to the Subscription Agreement and the Security Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein.

                  The rights and remedies of the Holder hereunder are subject to the terms and conditions of the Security Agreement with respect to the appointment of M.H. Meyerson & Co., Inc., as agent (the "Agent") for the Holder thereunder and hereunder to exercise the powers delegated to it thereunder, including, without limitation, powers with respect to the enforceability and collectibility of all amounts due hereunder. Reference to the Security Agreement is made for a complete description of the rights, powers and obligations of the Agent, including the Agents duty to act in certain circumstances at the direction of the "Required Lenders," as such term is defined in Section 5(g) thereof.

         1. Use of Proceeds. The Company agrees that the amounts represented by this Note shall not be used to pay any indebtedness for borrowed money or for Related Party Obligations (as hereinafter defined) other than the sum of $250,000 borrowed by the Company from two nonaffiliated investors on or about October 4, 1996 and credit card charges for ordinary and necessary business expenses. "Related Party Obligations" shall mean all of the Company's obligations, including indebtedness (including principal and any interest thereon) for borrowed funds and unpaid salaries, fees or other compensation, owed to any of its officers, directors, stockholders or their affiliates, for whatever purpose made and whether or not evidenced by a note, bond, debenture or other formal instrument, excluding, for the purposes hereof, any salaries or fees payable on a current basis to officers and directors in the ordinary course of the Company's business but shall not include amounts owed to Boston Marketing Company, Ltd. ("BMC") for purchases of product in the ordinary course of business.

         2. Events of Default. (a) Upon the occurrence of any of the following events (herein called "Events of Default"):

                  (i) The Company shall fail to pay the principal of or interest on this Note on the Maturity Date;

                  (ii) (A) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (B) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (C) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (D) the Company shall make a general assignment for the benefit of creditors;

                  (iii) (A) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (B) the appointment of a receiver, conservator, trustee or similar officer for the Company for any of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (C) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged;

                  (iv) An "Event of Default" (as defined in the Security Agreement) shall have occurred under the Security Agreement, after giving effect to any applicable notice provisions and cure periods set forth in the Security Agreement;

                  (v) Any breach of any of the Company's representations or warranties contained in the Subscription Agreement or the Agency Agreement dated October 23, 1996 between the Company and M.H. Meyerson & Co., Inc. ("MHM"), except where such breach of representations or warranties in the Agency Agreement, singly or in the aggregate, would not have a material adverse effect on the Company's operations, financial condition or prospects;

                  (vi) The Company shall fail to perform any obligation of the Company contained in the Subscription Agreement or the Agency Agreement, after giving effect to any applicable notice provisions and cure periods except where such failure to perform an obligation in the Agency Agreement would not have a material adverse effect on the Company's operations, future conduct or prospects, or the rights of the Holders;

                  (vii) The Company shall fail to comply with any of its obligations under this Note; provided, however, that with respect to a failure to comply with any of the provisions of Sections 3.1 (a) and
         (c) of this Note, such failure is not remedied within thirty (30) days after the Company's receipt of written notice of same;

                  (viii) The Company shall default with respect to any indebtedness for borrowed money (other than under this Note) if either
         (a) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (b) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods); or

                  (ix) Any judgment or judgments against the Company or any attachment, levy or execution against any of its properties for any amount in excess of $25,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of 30 days or more after its entry, issue or levy, as the case may be;

then, and in any such event, the Holder at its option and without written notice to the Company, may declare the entire principal amount of this Note then outstanding together with accrued unpaid interest thereon immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note. If the Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal of and interest on this Note from the date of the Event of Default up to and including the date of payment at a rate equal to the lesser of eighteen (18%) percent per annum or the maximum interest rate permitted by applicable law.

         (b) Non-Waiver and Other Remedies. No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

         (c) Collection Costs: Attorney's Fees. In the event this Note is turned over to an attorney for collection, the Company agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses and all out of pocket expenses incurred in connection with such collection efforts, which amounts may, at the Holder's option, be added to the principal hereof.

     3. Obligation to Pay Principal and Interests Covenants. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

         3.1. Affirmative Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

         (a) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

         (b) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof;

         (c) Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements ("Requirement(s)") of all governmental bodies, departments, commissions, boards, companies or associates insuring the premises, courts, authorities, officials, or officers, which are applicable to the Company; except wherein the failure to comply would not have a material adverse effect on the Company; provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

         3.2. Negative Covenants. The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

         (a) Guaranty or otherwise in any way become or be responsible for indebtedness for borrowed money or for obligations of any of its officers, directors or principal stockholders or any of their affiliates, contingently or otherwise, other than such guaranties existing as of the date hereof;

         (b) Declare or pay cash dividends;

         (c) Sell, transfer or dispose of, any of its assets other than in the ordinary course of its business and for fair value;

         (d) Purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding; or

         (e) Except as provided in Section 1, repay any indebtedness for borrowed funds or Related Party Obligations.

     4. Repayment.

         4.1. Public Offering. This Note shall be paid in full, without premium, in the event, and on the date, that the Company successfully consummates a public offering of securities of the Company ("Offering"). The words "successful consummation," for this purpose, shall mean the date on which the Company receives the net proceeds of the Offering. In the event that the Holder has an account at MHM, the Company shall repay the Note by making payment into such Holder's account at MHM upon the successful consummation of the Offering. The Offering contemplated by the letter of intent, dated August 9, 1996 ("Letter of Intent"), between the Company and MHM, shall be referred to herein as the "MHM Offering."

         4.2. Consolidation or Merger: Sale of Assets or Shares. This Note shall be paid in full, without premium, in the event (a) the Company consolidates or merges with another corporation, unless (i) the Company shall be the surviving corporation in such consolidation or merger or (ii) the other corporation controls, is under common control with or is controlled by the Company immediately prior to the consolidation or merger whether or not the Company shall be the surviving corporation in such consolidation or merger, in which event this Note shall remain outstanding as an obligation of the consolidated or surviving corporation, or (b) the Company consummates a sale of all or substantially all of its assets, or (c) there occurs a sale by Robert H. Gurevitch of all or substantially all of the Company's outstanding Common Stock owned by him.

         4.3. Voluntary Prepayment. This Note may be prepaid or called by the Company at any time in whole or in part without penalty or premium, but with at least five days notice to the Holder. Interest shall accrue to and include the date on which prepayment is made.

     5. Required Consent. The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

     6. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

     7. Conversion.

         7.1. Offering Termination. In the event that either (x) the Company elects not to proceed with the MHM Offering for any reason or (y) MHM elects not to proceed with the MHM Offering under any of the following circumstances:
(i) information comes to MHM's attention relating to the Company, its management or its position in the industry which would preclude a successful public offering, (ii) a material adverse change has occurred in the financial condition, business or prospects of the Company, (iii) the National Association of Securities Dealers, Inc. determines that any payment (including cash and/or securities) paid by the Company to any investment banker (other than MHM), consultant or to any other person is "underwriter compensation" in connection with the MHM Offering; (iv) as a result of the review of the Company's financial statements by the Company's independent accountants, it is determined that the Company's historical financial statements must be restated and that, as restated, the Company's earnings, revenues, assets and/or net worth is materially less than as previously presented; or (v) the Company has breached any of its representations, warranties or obligations under the Letter of Intent, or failed to expeditiously proceed with the MHM Offering or to cooperate with MHM in requesting effectiveness of the registration statement to be filed in connection with the MHM Offering at such time as MHM may deem appropriate, then an "Offering Termination" shall be deemed to have occurred and the Holder may, at its sole option, determine to convert this Note into Common Stock, as provided below.

         7.2. Notice. In the event of an Offering Termination, the Company shall furnish notice of such event to the Holder at such Holder's address as set forth on page one hereof within five (5) days of such Offering Termination. In order to elect to convert the principal and interest of this Note, the Holder must deliver to the Company within fifteen (15) days after the receipt of the notice of the Offering Termination a written notice of his election to convert the principal and interest of this Note into the applicable number of Converted Shares, as determined under Section 7.3 hereof. If the Holder fails to deliver such written notice within fifteen (15) days after receipt of the notice of the Offering Termination, the Holder shall not be entitled to convert the principal and interest of this Note as a result of such Offering Termination and this Note and all accrued interest hereon shall be paid in full.

         7.3. Conversion Rate. If the Holder properly elects to convert the entire principal amount and interest owed under this Note pursuant to Section
7.2 hereof, the Company shall convert the entire principal amount and interest then owed under the Note into the number of shares of the Common Stock ("Converted Shares") equal to the principal amount and interest then owed under the Note divided by $2.00 ("Conversion Price") and issue such Converted Shares to the Holder. If the Holder elects to convert this Note in accordance with
Section 7.2, the number of securities to be issued to the Holder upon such conversion will be rounded up to the nearest whole number.

         7.4. Adjustments.

         (a) If the outstanding shares of the Company's Common Stock shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Conversion Price in effect immediately prior to such combination or reverse-split shall, simultaneously with the effectiveness of such combination or reverse-split, be proportionately increased. When any adjustment is required to be made in the Conversion Price, the number of shares of Common Stock purchasable upon the conversion of this Note shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the conversion of this Note immediately prior to such adjustment, multiplied by the Conversion Price in effect immediately prior to such adjustment, by (ii) the Conversion Price in effect immediately after such adjustment.

         (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection (a) above), or the payment of a liquidating distribution, then, as part of any such reorganization, reclassification or liquidating distribution, lawful provision shall be made so that the Holder of this Note shall have the right thereafter to receive upon the conversion hereof (to the extent, if any, still convertible) the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification or liquidating distribution, as the case may be, such Holder had held the number of shares of Common Stock which were then purchasable upon the conversion of this Note. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Note such that the provisions set forth in this Section 7.4 (including provisions with respect to adjustment of the Conversion Price) shall thereafter be applicable, as nearly as practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of this Note.

         (c) No adjustment in the per share Conversion Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $0.01; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carded forward and taken into account in any subsequent adjustment. All calculations under this Section
7.4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 7.4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the per share Conversion Price, in addition to those required by this Section 7.4 as in its discretion it shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         (d) Upon the happening of any event requiring an adjustment of the Conversion Price hereunder, the Company shall forthwith give written notice thereto to the Holder of this Note stating the adjusted Conversion Price and the adjusted number of shares purchasable upon the conversion hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     8. Miscellaneous.

         8.1. Benefit. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

         8.2. Notices and Addresses. All notices, offers, acceptances and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

         To Holder:                  To Holder's address on page 1 of this Note

         To The Company:             Edudata Corporation
                                     200 N. Westlake Boulevard
                                     Suite 202
                                     Westlake Village, CA 91362
                                     Attn: Robert H. Gurevitch
                                           CEO/Chairman
                                     Fax:  805-374-1966

         In either case              M. H. Meyerson & Co., Inc.
         with copies to:             525 Washington Boulevard
                                     Jersey City, New Jersey 07310
                                     Attn: Ronald I. Heller
                                     Fax:  201-459-9458

                                     Graubard Mollen & Miller
                                     600 Third Avenue, 31st Floor
                                     New York, NY 10016
                                     Attn: David Alan Miller, Esq.
                                     Fax:  212-818-8881

                                     Troup Meisinger Steuber & Pasich LLP
                                     10940 Wilshire Boulevard
                                     Los Angeles, California 90024
                                     Attn: C.N. Franklin Reddick, III, Esq.
                                     Fax:  310-443-7599

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or five (5) business days after mailing.

         (a) Governing Law. This Note and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the law of the State of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

         (b) Jurisdiction and Venue. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York

State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

         (c) Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

         (d) Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of this Note.

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.


                                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.


                                     By:    ROBERT H. GUREVITCH
                                         -----------------------------------
                                            Robert H. Gurevitch
                                            CEO/Chairman

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

             SCHEDULE OF SECURED CONVERTIBLE PROMISSORY NOTEHOLDERS

                                                                                               VALUE OF
NAME OF NOTEHOLDER                                         ADDRESS                         PROMISSORY NOTE
------------------------------------------       ---------------------------              -----------------
Bear Stearns Securities Corp. as IRA             245 Park Avenue                                $25,000
Custodian FBO Paul Breslow                       New York, NY 10167
                                                 Attn: Associate Director

Bear Stearns Securities Corp. as IRA             245 Park Avenue                                $50,000
Custodian FBO David J. Carr                      New York, NY 10167
                                                 Attn: Associate Director

Bear Stearns Securities Corp. as IRA             245 Park Avenue                                $25,000
Custodian FBO Sharon Carr                        New York, NY 10167
                                                 Attn: Associate Director

Henry M. Cohn                                    88 Cliffield Road                              $50,000
                                                 Bedford, NY 10506

William M. De Arman                              5420 Huckleberry Lane                          $50,000
                                                 Houston, TX 77056

Donehew Fund                                     212 East 22nd Street                           $50,000
Limited Partnership                              Cheyenne, WY 82001-3729
                                                 Attn: Robert H. Donehew

Bear Stearns Securities Corp. as Custodian       c/o Neal M. Lisann, MD                         $25,000
FBO Empire Medical Diagnostic PC Defined         3 Arista Court
Contribution Profit Sharing Plan                 Dix Hills, NY 11746

Ronald J. Frank                                  244 Houtman Road                               $25,000
                                                 Saugerties, NY 12477

Louis Gigante                                    223 Osage Lane                                 $25,000
                                                 Franklin Lakes, NJ 07417

Stephen Goldman                                  1077 River Road, N-603                         $25,000
                                                 Edgewater, NJ 07020

Stanley D. Goodman                               691 Birchwood Drive                            $25,000
                                                 Wyckoff, NJ 07481-1006

Janice Halle-Nesses                              757 Highwoods Drive                           $175,000
                                                 Franklin Lakes, NJ 07417

                                                                    VALUE OF
NAME OF NOTEHOLDER                         ADDRESS              PROMISSORY NOTE
-----------------------------    --------------------------    -----------------
H&S Advisors, Inc.               114 Bay Ridge Parkway                   $20,000
                                 Brooklyn, NY 11209
                                 Attn: Jeffrey Hyman, M.D.
                                 and/or Stanley Snyder

IF Consulting Ltd.               19 West Street North                    $50,000
                                 Nassau, Bahamas

Jo-Bar Enterprises, L.L.C.       8700 West Bryn Mawr Avenue              $50,000
                                 9th Floor, South Tower
                                 Chicago, IL 60631
                                 Attn: Joel A. Stone

KCID Industries,                 c/o Robert J. Poulson,                  $25,000
Bradley S. Cooper                    Jr., Atty
                                 63 Pioneer Street
                                 Cooperstown, NY 13326

Richard M. Kirshner              14025 S.W. 104th Court                  $25,000
                                 Miami, FL 33176

Jacqueline Knapp                 947 Huron Road                         $187,500
                                 Franklin Lakes, NJ 07417

Larry Kupferberg                 39 West 83rd Street, #2                $152,500
                                 New York, NY 10024

Christina Liff                   37 Lords Way                            $25,000
                                 Manhasset Hills, NY 11040

Private Trust Corp.              Charlotte House                         $50,000
Ltd: TTEE New                    Box N65
Amsterdam Investment             Nassau, Bahamas
Trust                            Attn: Warren Gilbert


Joseph Reiss, M.D.               33 Bayberry Road                        $50,000
                                 Lawrence, NY 11559

Marc Roberts                     29 Northfield Avenue                    $50,000
                                 West Orange, NJ 07052

Claudia C. Rouhana               5 Prospect Lane                         $25,000
                                 Sands Point, NY 11050

William J. Rouhana, Jr.          20 Anchor Way                           $25,000
                                 Port Washington, NY 11050

William J. Rouhana, Sr.          20 Anchor Way                           $25,000
Trustee for Rouhana              Port Washington, NY 11050
1990 GRIT dtd
7/30/90

                                                                    VALUE OF
NAME OF NOTEHOLDER                      ADDRESS                 PROMISSORY NOTE
-----------------------       ---------------------------      -----------------

William J. Rouhana, Sr.      20 Anchor Way                              $25,000
Trustee for Rouhana          Port Washington, NY 11050
1995 GRAT dtd
3/2/95

Richard Semble, M.D.         8 Balmoral Drive                           $25,000
                             New City, NY 10956

Dr. Larry Sheer              513 Pepperidge Tree Lane                   $50,000
                             Kinnelon, NJ 07405

Stanley Snyder               207 East 74th Street                      $140,000
                             New York, NY 10021

Jeffrey M. Spiegel           333 East 79th Street, #3S                  $25,000
                             New York, NY 10021

Gibbs A. Williams            340 East 93rd Street, #14B                 $25,000
Keough Trust                 New York, NY 10128
                                                                   $1,600,000.00
                                                                 ===============